  As filed with the Securities and Exchange Commission on March 3, 1997

                                                      Registration No. _________

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        BIO-IMAGING TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
--------------------------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)

                                  11-2872047
--------------------------------------------------------------------------------
                     (I.R.S. Employer Identification No.)

             830 Bear Tavern Road, West Trenton, New Jersey 08628
--------------------------------------------------------------------------------
             (Address of Principal Executive Offices)  (Zip Code)

                      1991 Stock Option Plan, as amended
--------------------------------------------------------------------------------
                           (Full Title of the Plan)

                                Donald W. Lohin
                     President and Chief Executive Officer
                        Bio-Imaging Technologies, Inc.
             830 Bear Tavern Road, West Trenton, New Jersey 08628
--------------------------------------------------------------------------------
                    (Name and Address of Agent for Service)

                                (609) 883-2000
--------------------------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:
                             David J. Sorin, Esq.
                              Buchanan Ingersoll
                             500 College Road East
                             Princeton, NJ  08540
                                (609) 987-6800

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                           Proposed     Proposed
                                           Maximum      Maximum
                               Amount      Offering    Aggregate     Amount Of
  Title Of Securities          To Be      Price Per     Offering   Registration
   To Be Registered          Registered   Share/(1)/     Price          Fee
--------------------------------------------------------------------------------
Common Stock, $0.00025
  par value
   Issuable pursuant to
   options to be granted
   under the 1991 Stock
   Option Plan, as
   amended.................  600,000     $    1.31       $786,000    $ 238.16

================================================================================

     /(1)/ Pursuant to Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the bid and ask price per share of the Registrant's Common Stock as reported on the Nasdaq SmallCap Market on February 27, 1997.

                                ---------------

                               EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to the registration of 600,000 shares of Common Stock, $0.00025 par value ("Common Stock"), of Bio-Imaging Technologies, Inc. Such shares are additional securities of the same class as other securities for which two previously filed Registration Statements on Form S-8, each relating to the Bio-Imaging Technologies, Inc. 1991 Stock Option Plan (the "Plan"), are effective. Pursuant to the provisions of Paragraph E of the General Instructions to Form S-8, the contents of the Company's (i) Registration Statement on Form S-8 (Reg. No. 33-74152) filed with the Commission on January 17, 1994 and relating to 1,200,000 shares of Common Stock under the Plan, and (ii) the Registration Statement on Form S-8 (Reg. No. 33-90412) filed with the Commission on March 17, 1995 and relating to 600,000 shares of Common Stock under the Plan, are hereby incorporated herein by reference.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements of the Company as of September 30, 1996 and 1995 and for each of the two years in the period ended September 30, 1996 included in the Company's Annual Report on Form 10-KSB and incorporated by reference in this Registration Statement have been included in reliance upon the reports of Goldstein Golub Kessler & Company, P.C., independent certified public accountants, given on the authority of said firm as experts in accounting and auditing.

     The legality of the Common Stock being offered hereby has been passed upon by Buchanan Ingersoll.

ITEM 8.   EXHIBITS.

     Exhibit                            Description
     Number                             -----------
     ------
       4.1       1991 Stock Option Plan, as amended.

         5       Opinion of Buchanan Ingersoll.

      23.1       Consent of Goldstein Golub Kessler & Company, P.C.

      23.2 Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5).

        24       Power of Attorney (see "Power of Attorney" below).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Trenton, State of New Jersey, on this 28th day of February, 1997.

                              BIO-IMAGING TECHNOLOGIES, INC.

                              By: /s/ Donald W. Lohin
                                 ---------------------------------------------
                                     Donald W. Lohin
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Donald W. Lohin and Robert J. Phillips, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                           TITLE
        ---------                           -----
/s/ James J. Conklin             Chairman of the Board, Chief           February 28, 1997
--------------------------       Scientific Officer and Director
James J. Conklin, M.D.

/s/ Donald W. Lohin              President, Chief Executive             February 28, 1997
--------------------------       Officer and Director (principal
Donald W. Lohin                  executive officer)

 /s/ Robert J. Phillips          Vice President and                     February 28, 1997
--------------------------       Chief Financial Officer
Robert J. Phillips               (principal financial and
                                 accounting officer)

/s/ Jeffrey H. Berg              Director                               February 28, 1997
--------------------------
Jeffrey H. Berg, Ph.D.
                                 Director                               February   , 1997
--------------------------
Charles C. Harwood, Jr.

/s/ Jeffrey S. Hurwitz           Director                               February 28, 1997
--------------------------
Jeffrey S. Hurwitz, Esq.

/s/ Harris Koffer                Director                               February 28, 1997
--------------------------
Harris Koffer, Pharm.D.
                                 Director                               February   , 1997
--------------------------
James A. Taylor, Ph.D.

                                 EXHIBIT INDEX

Exhibit                               Description                       Page
Number                                -----------                      Number
------                                                                 ------
  4.1        1991 Stock Option Plan, as amended.

    5        Opinion of Buchanan Ingersoll.

 23.1        Consent of Goldstein Golub Kessler & Company, P.C..

 23.2 Consent of Buchanan Ingersoll (contained in the opinion filed as Exhibit 5).

 24          Power of Attorney (included on signature page).